Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-157750, 333-127131 and 333-131483) of Unica Corporation of our report dated December 9, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 10, 2009